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                                                                    EXHIBIT 16.1


Office of Chief Accountant
SECPS/ Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

April 2, 2002


Dear Sir,

We have read the paragraphs of Item 4 included in the Form 8-K dated April 2, 2002 of Asyst Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP

Copy to:
Geoffrey G. Ribar, Asyst Technologies, Inc.